AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON June 24, 2002

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

               POST-EFFECTIVE AMENDMENT #3 TO FORM SB-2 #333-57296
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                       STOCKGROUP INFORMATION SYSTEMS INC.
             (Exact Name of Registrant as Specified in Its Charter)

         COLORADO                         6282                  84-1379282
(State or Other Jurisdiction  (Primary Standard Industrial   (I.R.S. Employer
    of Incorporation or            Classification Code)   Identification Number)
       Organization

                       SUITE 500 - 750 WEST PENDER STREET
           VANCOUVER, BRITISH COLUMBIA, CANADA V6C 2T7 (604) 331-0995
               (Address, Including Zip Code, and Telephone Number,
             Including Area Code, of Registrant's Executive Offices)

                                  DEVLIN JENSEN
                            BARRISTERS AND SOLICITORS
                         2550 - 555 WEST HASTINGS STREET
                          VANCOUVER, BC, CANADA V6B 4N5
                                 (604) 684-2550
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: Upon filing of this post-effective amendment, at the discretion of the selling shareholder.

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462 to Rule 426(b) under the Securities Act of 1933, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act Registration Statement number of the earlier Registration Statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act Registration Statement number of the earlier Registration Statement for the same offering. |_|

If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

            DE-REGISTRATION OF SHARES OF CERTAIN SELLING SHAREHOLDERS

We filed a registration statement on Form SB-2, file #333-57296, on March 20, 2001, as amended by pre-effective amendment on April 3, 2001 and post-effective amendments on June 27, 2001 and April 25, 2002, to registered the sale by selling shareholders of up to 2,435,000 shares of our common stock. These shares were issuable to the selling shareholders upon conversion of convertible debentures we sold to the selling shareholders in January 2001 in transactions exempt from the registration requirements of the Securities Act of 1933.

All of the selling shareholders have converted their debentures, and the common stock held by the selling shareholders may be sold in transactions that qualify for the safe harbor provided by Rule 144. In accordance with an agreement with the selling shareholders, we are hereby removing from registration all of the shares previously registered on Form SB-2, file #333-57296, with the exception of 608,827 shares held by Yasser Hosny Moustafa, and 800,000 shares underlying warrants, which will continue to be registered under this registration.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, on June 24, 2002.

STOCKGROUP INFORMATION SYSTEMS INC.

By: /S/ Marcus New
Marcus New
Chief Executive Officer